Fourth Quarter 2015 Earnings Call February 24, 2016 Supplemental Slides

2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2015, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated February 23, 2016, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements

3 Table of Contents Q4 2015 Summary................................................................................................................................................. 4-5 Inpatient Rehabilitation Segment........................................................................................................................... 6-7 Home Health & Hospice Segment ........................................................................................................................ 8-9 Earnings per Share................................................................................................................................................ 10-11 Adjusted Free Cash Flow ...................................................................................................................................... 12 2016 Guidance ...................................................................................................................................................... 13-14 Appendix................................................................................................................................................................ 15 Map of Locations.................................................................................................................................................... 16 Expansion Activity ................................................................................................................................................. 17 Adjusted Free Cash Flow and Tax Assumptions.................................................................................................... 18 Free Cash Flow Priorities ...................................................................................................................................... 19 Debt Schedule and Maturity Profile ...................................................................................................................... 20-21 New-Store/Same-Store IRF Growth ..................................................................................................................... 22 Payment Sources (Percent of Revenues) ............................................................................................................. 23 Inpatient Rehabilitation Operational and Labor Metrics ........................................................................................ 24 Home Health & Hospice Operational Metrics ....................................................................................................... 25 Share Information.................................................................................................................................................. 26 History Recast by Segment................................................................................................................................... 27-28 Reconciliations to GAAP ....................................................................................................................................... 29-37 End Notes ............................................................................................................................................................. 38-40

4 Q4 2015 Summary (Q4 2015 vs. Q4 2014) Q4 YTD HealthSouth Consolidated 2015 2014 Delta % 2015 2014 Delta % ($millions) Net operating revenues $ 879.3 $ 613.4 $ 265.9 43.3% $3,162.9 $2,405.9 $ 757.0 31.5% Adjusted EBITDA* $ 191.5 $ 140.8 $ 50.7 36.0% $ 682.5 $ 577.6 $ 104.9 18.2% Major takeaways: u Strong revenue and volume growth in both segments u Adjusted EBITDA growth driven by Encompass, Reliant, and CareSouth acquisitions u Adjusted free cash flow of $83.0 million in Q4 2015, an 82.8% increase over Q4 2014, and $389.0 million in 2015, an increase of 25.0% over 2014 u Significant expansion across both segments in Q4 2015 Ÿ IRF Segment - Completed Reliant acquisition on October 1, 2015; opened de novo in Franklin, TN in late December 2015 Ÿ Home Health - Completed CareSouth acquisition on November 2, 2015 *Reconciliation to GAAP provided on pages 29-31 Reliant Acquisition: u11 hospitals; 902 beds CareSouth Acquisition: u44 home health locations and 3 hospice locations Ÿ 35 of these locations are in CON states u14 new overlap markets with HealthSouth IRFs

5 Q4 2015 Summary (cont.) u Balance sheet Ÿ Redeemed $50 million of 7.75% Senior Notes due 2022 in November 2015 Ÿ Issued notice of intent to redeem an additional $50 million of 7.75% Senior Notes due 2022 in February 2016; expect to complete redemption in March 2016 u Diluted earnings per share of $0.48 in Q4 2015 ($0.41 in Q4 2014) - See table on page 10. u Adjusted diluted earnings per share(1) were $0.59 in Q4 2015 ($0.47 in Q4 2014) - See table on page 11. Ÿ Adjusted EPS excludes the impact of certain tax adjustments, transaction costs, and loss on early extinguishment of debt u Shareholder distributions Ÿ Paid quarterly cash dividend of $0.23 per share on October 15, 2015 Ÿ Declared a $0.23 per share quarterly cash dividend paid on January 15, 2016 Ÿ Repurchased 1,360,974 shares of common stock for ~$47 million in open market transactions Refer to pages 38-40 for end notes.

6 Inpatient Rehabilitation Segment - Revenue Q4 Q4 Favorable/ ($millions) 2015 2014 (Unfavorable) Net operating revenues: Inpatient $ 696.8 $ 580.9 20.0% Outpatient and other 29.1 24.9 16.9% Total segment revenue $ 725.9 $ 605.8 19.8% (Actual Amounts) Discharges 40,891 34,465 18.6% New-store discharge growth 15.6% Same-store discharge growth 3.0% Net patient revenue / discharge $ 17,040 $ 16,855 1.1% u Revenue growth was driven by the Reliant acquisition and strong discharge volume growth across all payors. u New-store discharge growth was driven by the addition of four new hospitals in Q4 2014, the additions of Savannah (April) and Cardinal Hill (May) in 2015, the acquisition of Reliant on October 1, 2015, and the opening of Franklin, TN in December 2015.

7 Inpatient Rehabilitation Segment - Adjusted EBITDA* Q4 % of Revenue Q4 % of Revenue($millions) 2015 2014 Net operating revenues $ 725.9 $ 605.8 Less: Provision for doubtful accounts (13.3) 1.8% (6.5) 1.1% Net operating revenues less provision for doubtful accounts 712.6 599.3 Operating expenses: Salaries and benefits (359.8) 49.6% (294.9) 48.7% Other operating expenses(a) (103.2) 14.2% (89.7) 14.8% Supplies (32.3) 4.4% (29.8) 4.9% Occupancy costs (14.5) 2.0% (10.4) 1.7% (150.0) 20.7% (129.9) 21.4% Other income 1.3 1.1 Equity in nonconsolidated affiliates 2.3 1.9 Noncontrolling interests (16.5) (15.3) Segment Adjusted EBITDA $ 189.9 $ 162.2 Percent change 17.1% In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal or impairment of assets $ 2.5 $ 1.0 Segment Adjusted EBITDA* for the quarter of $189.9 million - Higher bad debt expense attributable to continued claims denials and adjudication delays - Approx. $1.3 million of incremental investments in the Company’s operating platform * Reconciliation to GAAP provided on page 32 - Salaries and benefits as a percent of revenue increased due to an approx. $4.5 million increase to group medical insurance reserves (Q4 2014 included approx. $1 million of favorable group medical adjustments)

8 Home Health and Hospice Segment - Revenue Q4 Q4 ($millions) 2015 2014 Net operating revenues: Home health revenue $ 144.4 $ 7.6 Hospice revenue 9.0 — Total segment revenue $ 153.4 $ 7.6 (Actual Amounts) Admissions 22,892 1,893 Episodes 42,697 2,092 Revenue per episode $ 3,005 $ 3,512 u Q4 2015 includes Encompass Home Health and Hospice, which was purchased on December 31, 2014, and HealthSouth’s legacy home health agencies; also includes CareSouth effective November 2, 2015 u Q4 2014 includes only HealthSouth’s legacy home health agencies. u Admissions and episodes were up significantly both in agencies Encompass owned prior to 2014 and those Encompass acquired in 2014 (see page 25). Ÿ In Q4 2015, for locations Encompass owned prior to 2014, admissions increased 18.6% and episodes increased 15.2%, both as compared to Q4 2014.* Historical information for Encompass Home Health and Hospice and HealthSouth’s legacy home health agencies can be found on page 25. * Includes volumes resulting from Encompass’ integration of HealthSouth legacy home health agencies that were relocated or merged into existing Encompass locations (i.e., market consolidations). Encompass is now the 4th largest provider of Medicare-certified skilled home health services.

9 Q4 % of Revenue Q4 % of Revenue($millions) 2015 2014 Net operating revenues $ 153.4 $ 7.6 Less: Provision for doubtful accounts (0.7) 0.5% (0.1) 1.3% Net operating revenues less provision for doubtful accounts 152.7 7.5 Operating expenses: Cost of services (73.0) 47.6% (4.5) 59.2% Support and overhead costs (51.0) 33.2% (1.8) 23.7% (124.0) 80.8% (6.3) 82.9% Equity in net income of nonconsolidated affiliates 0.1 — Noncontrolling interests (2.3) (0.1) Segment Adjusted EBITDA $ 26.5 $ 1.1 Home Health and Hospice Segment - Adjusted EBITDA* Segment Adjusted EBITDA* for Q4 2015 of $26.5 million benefited from the acquisitions of Encompass and CareSouth. Q4 2014 Adjusted EBITDA* represents HealthSouth’s legacy home health agencies. New home health and hospice locations: Ÿ Acquired CareSouth on November 2, 2015 * Reconciliation to GAAP provided on pages 29-31 * Reconciliation to GAAP provided on page 32

Earnings per Share - As Reported

(In Millions, Except Per Share Data)	Q4 2015	Q4 2014	Year Ended 2015	Year Ended 2014
Inpatient rehabilitation segment Adjusted EBITDA	$ 189.9	$ 162.2	$ 691.0	$ 665.3
Home health and hospice segment Adjusted EBITDA	26.5	1.1	83.1	3.9
General and administrative expenses	(24.9)	(22.5)	(94.8)	(91.6)
Gain related to SCA equity interest	—	—	3.2	—
Consolidated Adjusted EBITDA	191.5	140.8	682.5	577.6
Interest expense and amortization of debt discounts and fees	(44.6)	(25.7)	(142.9)	(109.2)
Depreciation and amortization	(41.4)	(27.5)	(139.7)	(107.7)
Stock-based compensation expense	(4.4)	(4.6)	(26.2)	(23.9)
Other, including noncash loss on disposal or impairment of assets	(2.4)	(1.0)	(2.6)	(6.7)
	98.7	82.0	371.1	330.1
Certain unusual and nonrecurring items:				
Government, class action, and related settlements	0.5	0.9	(7.5)	1.7
Loss on early extinguishment of debt	(2.4)	(13.2)	(22.4)	(13.2)
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	—	—	27.2
Professional fees - accounting, tax, and legal	(0.3)	(1.7)	(3.0)	(9.3)
Transaction costs	(6.7)	(9.3)	(12.3)	(9.3)
Pre-tax income	89.8	58.7	325.9	327.2
Income tax expense[2]	(43.5)	(19.3)	(141.9)	(110.7)
Income from continuing operations[3]	$ 46.3	$ 39.4	$ 184.0	$ 216.5
Interest and amortization on 2.0% Convertible Senior Subordinated Notes (net of tax)[4]	2.4	2.2	9.4	9.0
Diluted shares[5][6]	100.6	100.8	101.0	100.7
Diluted earnings per share[3][4]	$ 0.48	$ 0.41	$ 1.92	$ 2.24

Earnings per share for fourth quarter and full-year 2015 were impacted by:

- Higher interest expense related to the debt for the Encompass, Reliant, and CareSouth acquisitions
- Higher depreciation and amortization resulting from acquisitions and capital expenditures
- Higher effective income tax rate
  - ✓ Q4 2015 and full-year 2015 tax rates of ~48% and ~44%, respectively, were higher than the statutory rate due to an increase in the Company's valuation allowance related to certain state NOLs[7]
  - ✓ Q4 2014 and full-year 2014 tax rates of ~33% and ~34%, respectively, were reduced as a result of the nontaxable gain related to the acquisition of an additional 30% equity interest in Fairlawn[8]

10

Refer to pages 38-40 for end notes.

HEALTHSOUTH.

11 Q4 Full Year 2015 2014 2015 2014 Earnings per share, as reported $ 0.48 $ 0.41 $ 1.92 $ 2.24 Adjustments, net of tax: Government, class action, and related settlements — (0.01) 0.04 (0.01) Professional fees — accounting, tax, and legal — 0.01 0.02 0.06 Income tax valuation allowance and other tax adjustments 0.05 (0.10) 0.05 (0.07) Gain on consolidation of Fairlawn Rehabilitation Hospital — — — (0.30) Transaction costs 0.05 0.07 0.08 0.07 Loss on early extinguishment of debt 0.01 0.08 0.13 0.08 Adjusted earnings per share* $ 0.59 $ 0.47 $ 2.24 $ 2.06 Adjusted Earnings per Share(1) * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 34-37. Refer to pages 38-40 for end notes. Adjusted earnings per share removes the impact of certain unusual and nonrecurring items from the earnings per share calculation.

2015 Adjusted Free Cash Flow*[9]



$311.3
$104.9
($32.1)
$7.0
($14.2)
$8.9
$3.2
$389.0
Adjusted Free Cash Flow 12 Mos. 2014
Adjusted EBITDA
Cash Interest Expense
Cash Tax Payments, Net of Refunds
Working Capital and Other
Maintenance Capital Expenditures
Preferred Dividends
Adjusted Free Cash Flow 12 Mos. 2015

- Adjusted free cash flow grew 25.0% primarily as a result of increased Adjusted EBITDA.
- Cash interest expense increased due to the debt associated with the Encompass, Reliant, and CareSouth acquisitions.
- The increase in working capital was mainly attributable to growth in accounts receivable due to additional claims denials and continued delays at the administrative law judge hearing level.

12

* Reconciliation to GAAP provided on page 33

Refer to pages 38-40 for end notes.

HEALTHSOUTH

13 $682.5 million $2.24 Adjusted EBITDA Adjusted Earnings per Share from Continuing Operations Attributable to HealthSouth(1) Guidance $3,162.9 million Net Operating Revenues 2015 2016 Net Operating Revenues $3,550 million to $3,650 million Adjusted EBITDA $765 million to $785 million Adjusted Earnings per Share from Continuing Operations Attributable to HealthSouth(1) $2.32 to $2.44 12% to 15% Projected Year-Over- Year Growth 12% to 15% 3% to 9% Earnings per share guidance assumes a diluted share count of ~101 million shares and an approximate 41% tax rate. Refer to pages 38-40 for end notes. Represents a $0.04 per share increase from initial guidance presented on January 11, 2016 due primarily to updated depreciation and amortization expense estimates resulting from purchase accounting adjustments related to the acquisitions of Reliant and CareSouth

2016 Guidance Considerations

Inpatient Rehabilitation

- **Full-year contribution from 2015 acquisitions and openings, including Reliant**
  - Transitioning to HLS business model
- **Continued evolution of payor mix**
  - Managed care and Medicaid increases expected to moderate in 2016
- **Estimated 1.6% increase in Medicare pricing (effective October 1, 2015)**
- **Moderating increase in group medical expense**
- **Bad debt expense level as percent of revenue**

Home Health and Hospice

- **Full-year contribution from 2015 acquisitions and openings, including CareSouth**
  - Transitioning to Encompass business model
- **Estimated 1.7% decrease in Medicare pricing (effective January 1, 2016)**
- **Enhanced clinical collaboration with HealthSouth IRFs**

14

HEALTHSOUTH.

Appendix

16 HealthSouth: A Leading Provider of Post-Acute Care 59% of HealthSouth's IRFs are located within a 30-mile radius of an Encompass location. Note: One of the 121 IRFs and two of the 179 adult home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting. Inpatient Rehabilitation 2014 Portfolio as ofDecember 31, 2015 107 Inpatient RehabilitationHospitals 121 32 Number of IRFs Operated as JVs with Acute Care Partners 33 29 Number of States (plusPuerto Rico) 29 7,095 Number of LicensedBeds 8,404 Encompass Home Health and Hospice 2014 Portfolio as ofDecember 31, 2015 132 Adult Home HealthLocations 179 8 Pediatric HomeHealth Locations 7 20 Hospice Locations 27 16 Number of States 23

17 Expansion Activity Inpatient Rehabilitation Facilities # of New Beds 2015 2016 2017 Acquisitions: Reliant 902 – – Cardinal Hill 232 – – De Novo: Franklin, TN 40 – – Modesto, CA – 50 – Joint Ventures: Savannah, GA 50 – – Hot Springs, AR — 40 – Broken Arrow, OK — — 40 Bryan, TX — 49 — Westerfield, OH – – 60 Jackson, TN – – 48 Bed Expansions, net* 85 110 100 1,309 249 248 18% Increase over 2014 Home Health and Hospice # of locations December 31, 2014 160 Acquisitions 59 De Novo 7 Merged / Closed Locations (13) December 31, 2015 213 33% Increase over 2014 * Net bed expansions in 2016 and 2017 may change due to the timing of certain regulatory approvals and/or construction delays.

18 Adjusted Free Cash Flow*(9) and Tax Assumptions Certain Cash Flow Items (millions) 2016 Assumptions 2015 Actual 2014 Actual • Cash interest expense (net of amortization of debt discounts and fees) $165 to $175 $128.6 $96.5 • Cash payments for taxes, net of refunds $20 to $40 $9.4 $16.4 • Working Capital and Other $60 to $80 $69.2 $55.0 • Maintenance CAPEX(10) $95 to $110 $83.1 $92.0 • Dividends paid on preferred stock(11) $0 $3.1 $6.3 • Adjusted Free Cash Flow $360 to $445 $389.0 $311.3 Working capital increase in 2015 driven primarily by growth in accounts receivable GAAP Tax Considerations: • Gross federal NOL of ~$262 million as of 12/31/15 • Remaining valuation allowance of ~$28 million related to state NOLS * Reconciliation to GAAP provided on page 33 Refer to pages 38-40 for end notes.

19 Free Cash Flow Priorities (In Millions) 2016 2015 2014 Assumptions Actuals Actuals IRF bed expansions $20 to $30 $20.8 $23.6 New IRF’s - De novos 70 to 90 47.8 53.7 - Acquisitions 0 to 20 786.2 20.2 New home health and hospice acquisitions 30 to 40 200.2 674.6 $120 to $180 $1,055.0 $772.1 2016 2015 2014 Assumptions Actuals Actuals Debt (borrowings) redemptions, net $TBD $(1,060.3) $(614.1) Leased property purchases TBD 0 20.0 Cash dividends on common stock(12) 85 77.2 65.8 Common stock repurchases TBD 45.3 43.1 $TBD $(937.8) $(485.2) Shareholder Distributions Growth in Core Business Debt Reduction Highest Priorit y 2022 senior notes are fully callable; completed $50 million redemption in November 2015; gave notice of additional $50 million redemption in February 2016; ~ $176 million remaining as of December 31, 2015 Current quarterly cash dividend of $0.23 per common share ~$160 million authorization remaining as of December 31, 2015 Note: 2015 amounts for debt borrowings included ~$208 million related to the Reliant hospitals' capital lease obligations. See the debt schedule on page 20. Refer to pages 38-40 for end notes.

20 Debt Schedule(13) Change in Dec. 31, Dec. 31, Debt vs. ($millions) 2015 2014 YE 2014 Advances under $600 million revolving credit facility, July 2020 - LIBOR +200bps(14)(15) $ 130.0 $ 325.0 $ (195.0) Term loan facility, July 2020 - LIBOR +200bps(14)(15) 443.3 447.5 (4.2) Bonds Payable: 8.125% Senior Notes due 2020(16) — 282.7 (282.7) 7.75% Senior Notes due 2022(17) 174.3 223.7 (49.4) 5.125% Senior Notes due 2023(16) 294.6 — 294.6 5.75% Senior Notes due 2024(14)(18) 1,192.6 447.4 745.2 5.75% Senior Notes due 2025(18) 343.4 — 343.4 2.0% Convertible Senior Subordinated Notes due 2043(5) 265.9 256.7 9.2 Other notes payable 39.2 41.5 (2.3) Capital lease obligations 288.2 86.7 201.5 Long-term debt $ 3,171.5 $ 2,111.2 $ 1,060.3 Debt to Adjusted EBITDA*(19) 4.6x 3.7x Pro Forma Debt to Adjusted EBITDA*(19) 4.2x * Reconciliation to GAAP provided on pages 29-31; Refer to pages 38-40 for end notes. Note: In February 2016, HealthSouth gave notice of its intent to redeem $50 million of its 7.75% Senior Notes due 2022. See page 21.

21 2015 2019 2020 2020 2021 2022 2023 2024 2025 2043 $350 Senior Notes 5.75% $1,200 Senior Notes 5.75% $320 Conv. Sr. Sub. Notes 2.0% $300 Senior Notes 5.125% $130 Drawn + $34 reserved for LC’s Holders have a put option in 2020 As of December 31, 2015* Debt Maturity Profile - Face Value ($ in millions) $436 Available $176 Senior Notes 7.75% Callable beginning November 2017 HealthSouth is positioned with a cost-efficient, flexible capital structure. Callable beginning March 2018 Revolver Revolver Capacity $445 Term Loans Became callable in September 2015 Callable beginning September 2020 * This chart does not include ~$288 million of capital lease obligations or ~$39 million of other notes payable. See the debt schedule on page 20. In February 2016, HealthSouth gave notice of its intent to redeem $50 million of its 7.75% Senior Notes due 2022. • Expect to fund using cash on hand and capacity under revolving credit facility • Q1 2016 loss on early extinguishment of debt of ~$2 million • Estimated cash interest savings of ~ $2 million in 2016

22 25.0 20.0 15.0 10.0 5.0 0.0 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 New-Store/Same-Store IRF Growth Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 201 Q2 201 Q3 201 Q4 201 Q1 2015 Q2 2015 Q3 201 Q4 201 Fairlawn(8) 0.6% 1.9% 1.9% 2.0% 1.1% St. Vincent’s(20) 1.3% 1.2% 1.2% 1.3% New Store 1.0% 1.1% 1.2% 1.2% 0.7% 1.7% 2.5% 2.5% 2.0% 1.0% —% 0.6% 1.8% 4.4% 5.7% 15.6% Same Store 5.0% 1.9% 1.7% 3.0% 2.2% 3.3% 3.2% 1.3% 0.4% 1.4% 1.9% 2.2% 2.9% 2.8% 3.9% 3.0% Total by Qtr. 6.0% 3.0% 4.2% 5.4% 4.1% 6.3% 5.7% 3.8% 2.4% 3.0% 3.8% 4.7% 6.7% 8.3% 9.6% 18.6% Total by Year 4.6% 5.0% 3.5% 10.9% Same-Store Year(21) 2.9% 2.5% 1.3% 3.2% Same-Store Year UDS(22) —% (0.7)% (0.2)% 1.3% Altamonte Springs, FL (50 beds) Johnson City, TN (26 beds) Newnan, GA (50 beds) Middletown, DE (34 beds) Ocala, FL (40 beds) Augusta, GA (58 beds) Littleton, CO (40 beds) Stuart, FL (34 beds) Refer to page 38-40 for end notes. Reliant (857 beds) Franklin, TN (40 beds) Lexington, KY (158 beds) Savannah, GA (50 beds)

23 Payment Sources (Percent of Revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q4 Q4 Q4 Full-Year 2015 2014 2015 2014 2015 2014 2015 2014 Medicare 73.6% 73.7% 82.6% 96.9% 75.2% 73.9% 74.9% 74.1% Managed care and other discount plans, including Medicare Advantage* 18.5% 19.0% 12.1% 1.9% 17.4% 18.8% 17.7% 18.6% Medicaid 2.5% 2.0% 5.1% —% 2.9% 2.0% 3.0% 1.8% Other third-party payors 2.3% 1.9% —% 0.8% 1.9% 1.9% 1.7% 1.8% Workers’ compensation 1.1% 1.1% —% 0.4% 0.9% 1.1% 0.9% 1.2% Patients 0.7% 0.9% 0.1% —% 0.6% 0.9% 0.6% 1.0% Other income 1.3% 1.4% 0.1% —% 1.1% 1.4% 1.2% 1.5% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% * On a consolidated basis, Medicare Advantage revenues represent approx. 7% to 8% of consolidated total revenues for all periods presented.

Inpatient Rehabilitation Operational and Labor Metrics

	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Full-Year 2015	Full-Year 2014
					(In Millions)					
Net patient revenue-inpatient	$ 696.8	$ 625.1	$ 618.7	$ 606.6	$ 580.9	$ 563.7	$ 569.7	$ 558.2	$ 2,547.2	$ 2,272.5
Net patient revenue-outpatient and other revenues	29.1	26.5	26.6	23.7	24.9	26.2	27.4	26.3	105.9	104.8
Net operating revenues	$ 725.9	$ 651.6	$ 645.3	$ 630.3	$ 605.8	$ 589.9	$ 597.1	$ 584.5	$ 2,653.1	$ 2,377.3
Discharges[23]	40,891	36,746	36,408	35,116	34,465	33,541	33,620	32,889	149,161	134,515
Net patient revenue per discharge	$ 17,040	$ 17,011	$ 16,994	$ 17,274	$ 16,855	$ 16,806	$ 16,945	$ 16,972	$ 17,077	$ 16,894
Outpatient visits	163,119	138,121	144,914	131,353	142,688	144,510	149,664	142,693	577,507	579,555
Average length of stay	12.6	12.9	13.0	13.3	12.9	13.2	13.1	13.4	12.9	13.2
Occupancy %	66.4%	69.6%	70.4%	72.8%	68.4%	69.6%	70.5%	71.9%	62.8%	68.4%
# of licensed beds	8,404	7,422	7,374	7,100	7,095	6,890	6,884	6,825	8,404	7,095
Occupied beds	5,580	5,166	5,191	5,169	4,853	4,795	4,853	4,907	5,278	4,853
Full-time equivalents (FTEs)[24]	19,136	17,782	17,601	17,002	16,792	16,499	16,251	16,078	17,880	16,405
Contract labor	152	141	118	116	86	78	99	82	132	86
Total FTE and contract labor	19,288	17,923	17,719	17,118	16,878	16,577	16,350	16,160	18,012	16,491
EPOB[25]	3.46	3.47	3.41	3.31	3.48	3.46	3.37	3.29	3.41	3.40

Refer to pages 38-40 for end notes.

24

HEALTHSOUTH

Home Health and Hospice Operational Metrics

	Home Health and Hospice Segment					Encompass Home Health and Hospice					HealthSouth's 25 Legacy Home Health Agencies				
	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Full-Year 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Full-Year 2014	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Full-Year 2014
								(In Millions)							
Net home health revenue	$ 144.4	$ 118.3	$ 111.5	$ 103.9	$ 478.1	$ 95.2	$ 89.5	$ 85.1	$ 77.6	$ 347.4	$ 7.6	$ 7.0	$ 7.3	$ 6.7	$ 28.6
Net hospice and other revenue	9.0	8.7	7.6	6.4	31.7	6.1	5.6	5.2	4.6	21.5	—	—	—	—	—
Net operating revenues	$ 153.4	$ 127.0	$ 119.1	$ 110.3	$ 509.8	$ 101.3	$ 95.1	$ 90.3	$ 82.2	$ 368.9	$ 7.6	$ 7.0	$ 7.3	$ 6.7	$ 28.6
Home Health:								(Actual Amounts)							
Admissions[26]	22,892	18,076	16,862	16,499	74,329	13,125	12,505	11,870	11,532	49,032	1,893	1,839	1,913	1,900	7,545
Recertifications	18,909	16,542	15,103	14,485	65,039	14,256	13,479	12,461	11,365	51,561	304	247	242	237	1,030
Episodes	42,697	33,542	31,817	29,512	137,568	27,449	25,673	23,966	21,826	98,914	2,092	2,012	2,097	2,035	8,236
Average revenue per episode	$ 3,005	$ 3,123	$ 3,082	$ 3,102	$ 3,072	$ 3,034	$ 3,020	$ 3,080	$ 3,066	$ 3,049	$ 3,512	$ 3,373	$ 3,387	$ 3,178	$ 3,364
Episodic visits per episode	18.2	19.6	19.4	19.6	19.1	19.3	19.6	20.1	20.4	19.8	19.2	18.8	18.4	18.7	18.8
Total visits	862,224	721,055	675,095	630,999	2,889,373	578,158	547,862	523,751	481,956	2,131,727	41,379	38,940	39,876	39,477	159,672
Cost per visit	$ 73	$ 72	$ 71	$ 71	$ 72	$ 69	$ 67	$ 64	$ 65	$ 67	$ 110	$ 105	$ 106	$ 108	$ 108
Hospice:															
Admissions[27]	614	620	594	624	2,452	502	416	403	374	1,695	N/A	N/A	N/A	N/A	N/A
Patient days	59,100	55,627	49,272	40,898	204,898	37,353	36,973	34,336	32,773	141,435	N/A	N/A	N/A	N/A	N/A
Revenue per day	$ 155	$ 156	$ 154	$ 156	$ 155	$ 162	$ 153	$ 151	$ 142	$ 152	N/A	N/A	N/A	N/A	N/A

Refer to pages 38-40 for end notes.

25

HEALTHSOUTH.

26 Share Information Weighted Average for the Period Q4 Full-Year (Millions) 2015 2014 2015 2014 2013 Basic shares outstanding(6)(28)(29) 90.1 86.6 89.4 86.8 88.1 Diluted shares outstanding(6)(28)(29)(30) 100.6 100.8 101.0 100.7 102.1 End of Period Q4 Full-Year (Millions) 2015 2014 2015 2014 2013 Basic shares outstanding(6)(28)(30) 89.3 86.6 89.3 86.6 86.8 Convertible perpetual preferred stock(5)(11)(30) — 0.096 — 0.096 0.096 If converted, equivalent common shares — 3.2 — 3.2 3.2 Convertible senior subordinated notes(5)(30) $320.0 $320.0 $320.0 $320.0 $320.0 If converted, equivalent common shares 8.4 8.2 8.3 8.2 8.1 Approx. Approx. Date Conversion Rate Conversion Price Convertible senior subordinated notes(5) 01/02/16 26.2583 $38.08 Refer to pages 38-40 for end notes.

History Recast by Segment

	Three Months Ended December 31, 2015				Three Months Ended December 31, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
Net operating revenues	$ 725.9	$ 153.4	$ —	$ 879.3	$ 605.8	$ 7.6	$ —	$ 613.4
Less: Provision for doubtful accounts	(13.3)	(0.7)	—	(14.0)	(6.5)	(0.1)	—	(6.6)
	712.6	152.7	—	865.3	599.3	7.5	—	606.8
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(359.8)	—	(107.0)	(466.8)	(294.9)	—	(5.4)	(300.3)
Other operating expenses[(a)]	(103.2)	—	(12.4)	(115.6)	(89.7)	—	(0.7)	(90.4)
Supplies	(32.3)	—	(2.3)	(34.6)	(29.8)	—	(0.1)	(29.9)
Occupancy	(14.5)	—	(2.3)	(16.8)	(10.4)	—	(0.1)	(10.5)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(73.0)	73.0	—	—	(4.5)	4.5	—
Support and overhead costs	—	(51.0)	51.0	—	—	(1.8)	1.8	—
	(509.8)	(124.0)	—	(633.8)	(424.8)	(6.3)	—	(431.1)
Other income	1.3	—	—	1.3	1.1	—	—	1.1
Equity in net income of nonconsolidated affiliates	2.3	0.1	—	2.4	1.9	—	—	1.9
Noncontrolling interest	(16.5)	(2.3)	—	(18.8)	(15.3)	(0.1)	—	(15.4)
Segment Adjusted EBITDA	**$ 189.9**	**$ 26.5**	**$ —**	**216.4**	**$ 162.2**	**$ 1.1**	**$ —**	**163.3**
General and administrative expenses[(b)(c)]				(24.9)				(22.5)
Gain related to SCA equity interest				—				—
Adjusted EBITDA				**$ 191.5**				**$ 140.8**

Reconciliation to GAAP provided on pages 29-32

In arriving at Adjusted EBITDA, the following were excluded:

	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
(a) Loss (gain) on disposal or impairment of assets	$ 2.5	$ (0.1)	$ —	$ 2.4	$ 1.0	$ —	$ —	$ 1.0
(b) Transaction costs	—	—	—	6.7	—	—	—	9.3
(c) Stock-based compensation expense	—	—	—	4.4	—	—	—	4.6

27

HEALTHSOUTH.

History Recast by Segment

	Year Ended December 31, 2015				Year Ended December 31, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
Net operating revenues	$ 2,653.1	$ 509.8	$ —	$ 3,162.9	$ 2,377.3	$ 28.6	$ —	$ 2,405.9
Less: Provision for doubtful accounts	(44.7)	(2.5)	—	(47.2)	(31.2)	(0.4)	—	(31.6)
	2,608.4	507.3	—	3,115.7	2,346.1	28.2	—	2,374.3
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,310.6)	—	(360.2)	(1,670.8)	(1,141.0)	—	(20.7)	(1,161.7)
Other operating expenses[(a)]	(387.7)	—	(41.8)	(429.5)	(342.5)	—	(2.4)	(344.9)
Supplies	(120.9)	—	(7.8)	(128.7)	(111.5)	—	(0.4)	(111.9)
Occupancy	(46.2)	—	(7.7)	(53.9)	(41.2)	—	(0.4)	(41.6)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(244.8)	244.8	—	—	(17.0)	17.0	—
Support and overhead costs	—	(172.7)	172.7	—	—	(6.9)	6.9	—
	(1,865.4)	(417.5)	—	(2,282.9)	(1,636.2)	(23.9)	—	(1,660.1)
Other income[(b)]	2.3	—	—	2.3	4.0	—	—	4.0
Equity in net income of nonconsolidated affiliates	8.6	0.1	—	8.7	10.7	—	—	10.7
Noncontrolling interest	(62.9)	(6.8)	—	(69.7)	(59.3)	(0.4)	—	(59.7)
Segment Adjusted EBITDA	**$ 691.0**	**$ 83.1**	**$ —**	**774.1**	**$ 665.3**	**$ 3.9**	**$ —**	**669.2**
General and administrative expenses[(c)(d)]				(94.8)				(91.6)
Gain related to SCA equity interest				3.2				—
Adjusted EBITDA				**$ 682.5**				**$ 577.6**
Reconciliation to GAAP provided on pages 29-32								
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal or impairment of assets	$ 2.8	$ (0.2)	$ —	$ 2.6	$ 6.7	$ —	$ —	$ 6.7
(b) Gain related to consolidation of Fairlawn Rehabilitation Hospital	—	—	—	—	27.2	—	—	27.2
(c) Stock-based compensation	—	—	—	26.2	—	—	—	23.9
(d) Transaction costs	—	—	—	12.3	—	—	—	9.3

28

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA[31]

	2015									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 59.0		$ 60.2		$ 67.8		$ 65.8		$ 252.8	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.3		1.6		(0.3)		(0.7)		0.9	
Net income attributable to noncontrolling interests	(16.5)		(17.3)		(17.1)		(18.8)		(69.7)	
Income from continuing operations attributable to HealthSouth[32]	42.8	$ 0.44	44.5	$ 0.47	50.4	$ 0.52	46.3	$ 0.48	184.0	$ 1.92
Gov't, class action, and related settlements	8.0		—		—		(0.5)		7.5	
Pro fees - acct, tax, and legal	2.2		0.1		0.4		0.3		3.0	
Provision for income tax expense	30.3		32.2		35.9		43.5		141.9	
Interest expense and amortization of debt discounts and fees	31.8		30.9		35.6		44.6		142.9	
Depreciation and amortization	31.9		32.7		33.7		41.4		139.7	
Loss on early extinguishment of debt	1.2		18.8		—		2.4		22.4	
Other, including net noncash (gain) loss on disposal or impairment of assets	(1.5)		0.8		0.9		2.4		2.6	
Stock-based compensation expense	9.4		6.2		6.2		4.4		26.2	
Reliant/CareSouth transaction costs	—		3.3		2.3		6.7		12.3	
Adjusted EBITDA[31]	$ 156.1		$ 169.5		$ 165.4		$ 191.5		$ 682.5	
Weighted average common shares outstanding:										
Basic		87.1		89.8		90.6		90.1		89.4
Diluted		101.1		101.5		101.5		100.6		101.0

29

Refer to pages 38-40 for end notes.

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA[31]

(in millions, except per share data)	2014 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 61.5		$ 97.9		$ 64.8		$ 57.5		$ 281.7	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.1		(3.8)		0.9		(2.7)		(5.5)	
Net income attributable to noncontrolling interests	(14.8)		(14.8)		(14.7)		(15.4)		(59.7)	
Income from continuing operations attributable to HealthSouth[32]	46.8	$ 0.48	79.3	$ 0.81	51.0	$ 0.53	39.4	$ 0.41	216.5	$ 2.24
Gov't, class action, and related settlements	—		(0.8)		—		(0.9)		(1.7)	
Pro fees - acct, tax, and legal	1.6		2.0		4.0		1.7		9.3	
Provision for income tax expense	32.8		36.5		22.1		19.3		110.7	
Interest expense and amortization of debt discounts and fees	27.9		27.8		27.8		25.7		109.2	
Depreciation and amortization	26.4		26.4		27.4		27.5		107.7	
Loss on early extinguishment of debt	—		—		—		13.2		13.2	
Gain on consolidation of Fairlawn Rehabilitation Hospital	—		(27.2)		—		—		(27.2)	
Other, including net noncash loss on disposal or impairment of assets	1.3		1.7		2.7		1.0		6.7	
Stock-based compensation expense	7.3		7.0		5.0		4.6		23.9	
Encompass transaction costs	—		—		—		9.3		9.3	
Adjusted EBITDA[31]	$ 144.1		$ 152.7		$ 140.0		$ 140.8		$ 577.6	
Weighted average common shares outstanding:										
Basic		87.3		86.7		86.5		86.6		86.8
Diluted		100.9		100.6		100.5		100.8		100.7

30

Refer to pages 38-40 for end notes.

HEALTHSOUTH

31 Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA Q4 Full Year (Millions) 2015 2014 2015 2014 Net cash provided by operating activities $ 116.6 $ 70.2 $ 484.8 $ 444.9 Provision for doubtful accounts (14.0) (6.6) (47.2) (31.6) Professional fees—accounting, tax, and legal 0.3 1.7 3.0 9.3 Interest expense and amortization of debt discounts and fees 44.6 25.7 142.9 109.2 Equity in net income of nonconsolidated affiliates 2.4 1.9 8.7 10.7 Net income attributable to noncontrolling interests in continuing operations (18.8) (15.4) (69.7) (59.7) Amortization of debt-related items (3.4) (3.2) (14.3) (12.7) Distributions from nonconsolidated affiliates (3.2) (3.2) (7.7) (12.6) Current portion of income tax expense 4.4 3.5 14.8 13.3 Change in assets and liabilities 53.6 46.4 147.1 90.1 Net premium paid on bond issuance/redemption 1.9 10.6 3.9 4.3 Cash (provided by) used in operating activities of discontinued operations (0.1) 0.2 0.7 1.2 Reliant/CareSouth transaction costs 6.7 — 12.3 — Encompass transaction costs — 9.3 — 9.3 Other 0.5 (0.3) 3.2 1.9 Adjusted EBITDA $ 191.5 $ 140.8 $ 682.5 $ 577.6

32 Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense Three Months Ended Year Ended December 31, December 31, 2015 2014 2015 2014 (In Millions) Total segment Adjusted EBITDA $ 216.4 $ 163.3 $ 774.1 $ 669.2 General and administrative expenses (36.0) (36.4) (133.3) (124.8) Depreciation and amortization (41.4) (27.5) (139.7) (107.7) Loss on disposal or impairment of assets (2.4) (1.0) (2.6) (6.7) Government, class action, and related settlements 0.5 0.9 (7.5) 1.7 Professional fees - accounting, tax, and legal (0.3) (1.7) (3.0) (9.3) Loss on early extinguishment of debt (2.4) (13.2) (22.4) (13.2) Interest expense and amortization of debt discounts and fees (44.6) (25.7) (142.9) (109.2) Gain on consolidation of former equity method hospital — — — 27.2 Net income attributable to noncontrolling interests 18.8 15.4 69.7 59.7 Gain related to SCA equity interest — — 3.2 — Income from continuing operations before income tax expense $ 108.6 $ 74.1 $ 395.6 $ 386.9

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow[9]

($millions)	Q4 2015	Q4 2014	Full Year 2015	Full Year 2014
Net cash provided by operating activities	$ 116.6	$ 70.2	$ 484.8	$ 444.9
Impact of discontinued operations	(0.1)	0.2	0.7	1.2
Net cash provided by operating activities of continuing operations	116.5	70.4	485.5	446.1
Capital expenditures for maintenance[10]	(27.1)	(26.1)	(83.1)	(92.0)
Dividends paid on convertible perpetual preferred stock[11]	—	(1.6)	(3.1)	(6.3)
Distributions paid to noncontrolling interests of consolidated affiliates	(14.8)	(14.5)	(54.4)	(54.1)
Unusual and nonrecurring items:				
Cash paid for professional fees - accounting, tax, and legal	0.3	1.3	4.1	8.6
Encompass transaction costs and related assumed liabilities	—	2.0	17.9	2.0
Reliant and CareSouth transaction costs	6.5	—	10.4	—
Net premium on bond issuance/repayment	1.9	10.6	4.0	4.3
Cash (received) paid for government, class action, and related settlements	(0.3)	3.3	7.7	2.7
Adjusted free cash flow	**$ 83.0**	**$ 45.4**	**$ 389.0**	**$ 311.3**
Cash dividends on common stock	**$ 21.0**	**$ 18.4**	**$ 77.2**	**$ 65.8**

33

Refer to pages 38-40 for end notes.

HEALTHSOUTH

Adjusted EPS[1] - Q4 2015

	For the Three Months Ended December 31, 2015						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation Allowance & Other Adj.	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA*	**$ 191.5**	**$ —**	**$ —**	**$ —**	**$ —**	**$ —**	**$ 191.5**
Depreciation and amortization	(41.4)	—	—	—	—	—	(41.4)
Government, class action, and related settlements	0.5	(0.5)	—	—	—	—	—
Professional fees - accounting, tax, and legal	(0.3)	—	0.3	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	—	—	2.4	—
Interest expense and amortization of debt discounts and fees	(44.6)	—	—	—	—	—	(44.6)
Stock-based compensation	(4.4)	—	—	—	—	—	(4.4)
Loss on disposal or impairment of assets	(2.4)	—	—	—	—	—	(2.4)
Reliant/CareSouth transaction costs	(6.7)	—	—	—	6.7	—	—
Income from continuing operations before income tax expense	89.8	(0.5)	0.3	—	6.7	2.4	98.7
Provision for income tax expense	(43.5)	0.2	(0.1)	4.7	(2.1)	(1.0)	(41.8)
Income from continuing operations attributable to HealthSouth	**$ 46.3**	**$ (0.3)**	**$ 0.2**	**$ 4.7**	**$ 4.6**	**$ 1.4**	**$ 56.9**
Add: Interest on convertible debt, net of tax	2.4						2.4
Numerator for diluted earnings per share	**$ 48.7**						**$ 59.3**
Diluted earnings per share from continuing operations**	**$ 0.48**	**$ —**	**$ —**	**$ 0.05**	**$ 0.05**	**$ 0.01**	**$ 0.59**
Diluted shares used in calculation	**100.6**						

* Reconciliation to GAAP provided on page 29; Refer to pages 38-40 for end notes.
** Adjusted EPS may not sum across due to rounding.

34

HEALTHSOUTH.

Adjusted EPS[(1)] - Q4 2014

	For the Three Months Ended December 31, 2014						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation & Other Adj.	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA*	$ 140.8	$ —	$ —	$ —	$ —	$ —	$ 140.8
Depreciation and amortization	(27.5)	—	—	—	—	—	(27.5)
Government, class action, and related settlements	0.9	(0.9)	—	—	—	—	—
Professional fees - accounting, tax, and legal	(1.7)	—	1.7	—	—	—	—
Loss on early extinguishment of debt	(13.2)	—	—	—	—	13.2	—
Interest expense and amortization of debt discounts and fees	(25.7)	—	—	—	—	—	(25.7)
Stock-based compensation	(4.6)	—	—	—	—	—	(4.6)
Loss on disposal or impairment of assets	(1.0)	—	—	—	—	—	(1.0)
Encompass transaction costs	(9.3)	—	—	—	9.3	—	—
Income from continuing operations before income tax expense	58.7	(0.9)	1.7	—	9.3	13.2	82.0
Provision for income tax expense	(19.3)	0.4	(0.7)	(9.7)	(2.5)	(5.3)	(37.1)
Income from continuing operations attributable to HealthSouth	**$ 39.4**	**$ (0.5)**	**$ 1.0**	**$ (9.7)**	**$ 6.8**	**$ 7.9**	**$ 44.9**
Add: Interest on convertible debt, net of tax	2.2						2.2
Numerator for diluted earnings per share	**$ 41.6**						**$ 47.1**
Diluted earnings per share from continuing operations**	**$ 0.41**	**$ (0.01)**	**$ 0.01**	**$ (0.10)**	**$ 0.07**	**$ 0.08**	**$ 0.47**
Diluted shares used in calculation	**100.8**						

* Reconciliation to GAAP provided on page 30; Refer to pages 38-40 for end notes.
** Adjusted EPS may not sum across due to rounding.

35

HEALTHSOUTH

Adjusted EPS[1] - Full-Year 2015

	For the Year Ended December 31, 2015						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation Allowance & Other Adj.	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA*	$ 682.5	$ —	$ —	$ —	$ —	$ —	$ 682.5
Depreciation and amortization	(139.7)	—	—	—	—	—	(139.7)
Government, class action, and related settlements	(7.5)	7.5	—	—	—	—	—
Professional fees - accounting, tax, and legal	(3.0)	—	3.0	—	—	—	—
Loss on early extinguishment of debt	(22.4)	—	—	—	—	22.4	—
Interest expense and amortization of debt discounts and fees	(142.9)	—	—	—	—	—	(142.9)
Stock-based compensation	(26.2)	—	—	—	—	—	(26.2)
Loss on disposal or impairment of assets	(2.6)	—	—	—	—	—	(2.6)
Reliant/CareSouth transaction costs	(12.3)	—	—	—	12.3	—	—
Income from continuing operations before income tax expense	325.9	7.5	3.0	—	12.3	22.4	371.1
Provision for income tax expense	(141.9)	(3.0)	(1.2)	4.7	(4.1)	(9.0)	(154.5)
Income from continuing operations attributable to HealthSouth	**$ 184.0**	**$ 4.5**	**$ 1.8**	**$ 4.7**	**$ 8.2**	**$ 13.4**	**$ 216.6**
Add: Interest on convertible debt, net of tax	9.4						9.4
Numerator for diluted earnings per share	**$ 193.4**						**$ 226.0**
Diluted earnings per share from continuing operations**	**$ 1.92**	**$ 0.04**	**$ 0.02**	**$ 0.05**	**$ 0.08**	**$ 0.13**	**$ 2.24**
Diluted shares used in calculation	**101.0**						

* Reconciliation to GAAP provided on page 29; Refer to pages 38-40 for end notes.
** Adjusted EPS may not sum across due to rounding.

36

HEALTHSOUTH

Adjusted EPS[(1)] - Full-Year 2014

	For the Year Ended December 31, 2014							
		Adjustments						
	As Reported	Gov't, Class Action, and Related Settlements	Pro. Fees - Acct, Tax, and Legal	Transaction Costs	Gain on Consolidation of Fairlawn Rehabilitation Hospital	Loss on Early Exing. of Debt	Income Tax Valuation Adjustment	As Adjusted
	(In Millions, Except Per Share Amounts)							
Adjusted EBITDA*	**$ 577.6**	**$ —**	**$ —**	**$ —**	**$ —**	**$ —**	**$ —**	**$ 577.6**
Depreciation and amortization	(107.7)	—	—	—	—	—	—	(107.7)
Government, class action, and related settlements	1.7	(1.7)	—	—	—	—	—	—
Professional fees - accounting, tax, and legal	(9.3)	—	9.3	—	—	—	—	—
Loss on early extinguishment of debt	(13.2)	—	—	—	—	13.2	—	—
Interest expense and amortization of debt discounts and fees	(109.2)	—	—	—	—	—	—	(109.2)
Stock-based compensation	(23.9)	—	—	—	—	—	—	(23.9)
Loss on disposal or impairment of assets	(6.7)	—	—	—	—	—	—	(6.7)
Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2	—	—	—	(27.2)	—	—	—
Encompass transaction costs	(9.3)	—	—	9.3	—	—	—	—
Income from continuing operations before income tax expense	327.2	(1.7)	9.3	9.3	(27.2)	13.2	—	330.1
Provision for income tax expense	(110.7)	0.7	(3.7)	(2.5)	(3.0)	(5.3)	(7.4)	(131.9)
Income from continuing operations attributable to HealthSouth	**$ 216.5**	**$ (1.0)**	**$ 5.6**	**$ 6.8**	**$ (30.2)**	**$ 7.9**	**$ (7.4)**	**$ 198.2**
Add: Interest on convertible debt, net of tax	9.0							9.0
Numerator for diluted earnings per share	**$ 225.5**							**$ 207.2**
Diluted earnings per share from continuing operations**	**$ 2.24**	**$ (0.01)**	**$ 0.06**	**$ 0.07**	**$ (0.30)**	**$ 0.08**	**$ (0.07)**	**$ 2.06**
Diluted shares used in calculation	**100.7**							

* Reconciliation to GAAP provided on page 30; Refer to pages 38-40 for end notes.
** Adjusted EPS may not sum across due to rounding.

37

HEALTHSOUTH

38 End Notes (1) HealthSouth is providing adjusted earnings per share from continuing operations attributable to HealthSouth (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operations. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. (2) Current income tax expense was $4.4 million and $3.5 million for Q4 2015 and Q4 2014, respectively, and $14.8 million and $13.3 million for full-year 2015 and full-year 2014, respectively. (3) Earnings per share are determined using income from continuing operations attributable to HealthSouth. (4) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share. (5) The difference between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes (convertible into 8.2 million common shares) and convertible perpetual preferred stock (converted into 3.3 million common shares on April 23, 2015). a. On November 18, 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock at a conversion rate of approx. 26.2583 shares per $1,000 in principal amount, which is equal to a conversion price of approximately $38.08 per share, subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted average price of the Company’s common stock is at least 120% ($45.70) of the conversion price of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. b. There were 96,245 shares of preferred stock outstanding after the exchange transaction. On April 22, 2015, the Company delivered notice of the exercise of its rights to force conversion of all outstanding shares of the perpetual preferred stock (par value of $0.10 per share and liquidation preference of $1,000 per share) pursuant to the underlying certificate of designations. The effective date of the conversion was April 23, 2015. On that date, each share of preferred stock automatically converted into 33.9905 shares of common stock (par value of $0.01 per share). The Company completed the forced conversion by issuing and delivering in the aggregate 3,271,415 shares of common stock to the registered holders of the 96,245 shares of the preferred stock outstanding and paying cash in lieu of fractional shares due to those holders. (6) The agreement to settle the Company’s class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not included in the diluted share count before 2015 since the strike price has historically been above the market price. In Q4 2015 and full-year 2015, the Company included zero (due to antidilution based on the stock price) and 80,814 shares, respectively, in the diluted share count using the treasury stock method.

39 (7) The increase in the Company’s income tax valuation allowance in 2015 related primarily to changes to its state apportionment percentages resulting from its acquisitions of Encompass, Reliant, and CareSouth as well as changes to its forecast of earnings in each jurisdiction. (8) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth’s ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014. (9) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends are not included in the calculation of adjusted free cash flow. (10) Capital expenditures for maintenance in 2014 were negatively impacted by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. (11) In April 2015, HealthSouth forced conversion of all of its remaining convertible perpetual preferred stock. The 96,245 preferred shares outstanding were converted into 3,271,415 shares of the Company’s common stock. (12) On July 17, 2014, the board of directors approved a $0.03 per share, or 16.7%, increase to the quarterly cash dividend on our common stock, bringing the quarterly cash dividend to $0.21 per common share. On July 16, 2015, the board of directors approved a $0.02 per share, or 9.5%, increase to the quarterly cash dividend on our common stock, bringing the quarterly cash dividend to $0.23 per common share. (13) In accordance with the provisions of Accounting Standards Update No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” the Company has reclassified its debt issuance costs from other assets to a direct deduction from each applicable debt liability (similar to the presentation of debt discounts). This reclassification, that was made retrospectively to the balance sheet, resulted in a reduction to the Company’s total debt liability of $39.6 million and $20.4 million as of December 31, 2015 and 2014, respectively. (14) In December 2014, the Encompass acquisition was initially funded using a combination of draws under the revolving credit facility and expanded term loan facility. In January 2015, the Company issued an additional $400 million of its 5.75% senior notes due 2024 and used $250 million of the net proceeds to repay borrowings under its term loan facilities, with the remainder used to repay borrowings under its revolving credit facility. (15) HealthSouth drew from its term loan facilities and revolving credit facility to fund a portion of the Reliant and CareSouth acquisitions. (16) In March 2015, the Company issued $300 million of 5.125% senior notes due 2023 and called all of its 8.125% senior notes due 2020 (approx. $290 million), which were funded in April 2015. (17) In November 2015, the Company completed the optional redemption of $50 million of the outstanding principal amount of its existing 7.75% senior notes due 2022. Pursuant to the terms of the notes, the redemption was made at a price of 103.875%. The redemption was funded using a draw under the Company’s revolving credit facility. (18) In August 2015, the Company issued an additional $350 million of its 5.75% senior notes due 2024. In September 2015, the Company issued $350 million of 5.75% senior notes due 2025. The proceeds from both offerings were used to fund a portion of the Reliant acquisition. (19) The leverage ratio is based on trailing four quarter Adjusted EBITDA of $682.5 million and $577.6 million for 2015 and 2014, respectively. Pro forma 2015 leverage with full-year Adjusted EBITDA estimates for Reliant and CareSouth included would be approx. 4.2x. (20) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method to a consolidated entity. End Notes, con’t.

40 End Notes, con’t. (21) Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during each time period. (22) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~70% of industry, including HealthSouth sites (23) Represents discharges from HealthSouth’s 120 consolidated hospitals in Q4 2015; 108 consolidated hospitals in Q3 2015 and Q2 2015; 106 consolidated hospitals in Q1 2015 and Q4 2014; 102 consolidated hospitals in Q3 2014 and Q2 2014; and 101 consolidated hospitals in Q1 2014 (24) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company’s consolidated statements of operations. Full-time equivalents included in the table represent HealthSouth employees who participate in or support the operations of the Company’s hospitals. (25) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (26) Represents home health admissions from 186 locations in Q4 2015, 141 locations in Q3 2015, 139 locations in Q2 2015, and 143 locations in Q1 2015. Encompass represented 115 home health locations in Q4 2014. (27) Represents hospice admissions from 27 locations in Q4 2015; 23 locations in Q3 2015; 21 locations in Q2 2015 and Q1 2015; and 20 locations in Q4 2014. (28) The Company purchased 9,119,450 common shares in Q1 2013 through a tender offer at a price of $25.50 per share. (29) 10 million warrants (pre-October 2006 reverse split) were issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. The warrants expired on January 16, 2014. The holders of these warrants chose both cash and cashless exercises into shares of common stock. Prior to warrant expiration, 755,323 shares of common stock were issued upon exercise between September 30, 2013 and January 16, 2014. (30) The difference between the basic and diluted shares outstanding in each period presented is primarily related to the convertible senior subordinated notes (convertible into 8.2 million common shares) and convertible perpetual preferred stock (converted into 3.3 million common shares on April 23, 2015). (31) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. (32) Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock, income allocated to participating securities, and the repurchase premium on shares of preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock.